Horizon Bancorp, Inc. Announces Inaugural Earnings Conference Call
to Review First Quarter 2020 Results on April 30

Michigan City, Ind., April 17, 2020 — (NASDAQ GS: HBNC) Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, April 30, 2020 to review its first quarter 2020 financial results.

The Company’s first quarter 2020 news release will be released after markets close on Wednesday, April 29, 2020. It will be available in the “Investor Relations” section of the Company’s website, www.horizonbank.com.

Participants may access the live conference call on April 30, 2020 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877-317-6789 from the United States, 866-450-4696 from Canada or 412-317-6789 from international locations and requesting “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through May 7, 2020. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10142971.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. is an independent, commercial bank holding company serving Indiana and Michigan through its commercial banking subsidiary, Horizon Bank. Horizon Bancorp, Inc. may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Contact:
Craig Dwight, Chairman & CEO
Phone: (219) 873-2725
Fax: (219) 873-9280